UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 8, 2011



                           ACANTHA ACQUISITION CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                  0-54120          TO BE APPLIED
       ---------------             -----------      -------------------
       (State or other             (Commission      (I.R.S. Employer
jurisdiction of incorporation)     File Number)     Identification No.)



                          2000 HAMILTON STREET, #943
                            PHILADELPHIA, PA 19130
             C/O HARVARD BUSINESS SERVICES, INC. (RESIDENT AGENT)
                    16192 COASTAL HIGHWAY, LEWES, DE, 19958
              ---------------------------------------------------
              (Address of principal executive offices) (zip code)


                                 215-405-8018
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              (Registrant's telephone number, including area code)


                               Not Applicable.
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
-----------------------------------------------------

       On February 8, 2011, William Tay (the "Seller"), the sole shareholder of Acantha Acquisition Corp. (the "Company) entered into a Stock Purchase Agreement (the "Agreement") with Antonio Beccari (the "Buyer"). Pursuant to the Agreement, on or before March 10, 2011 (the "Closing"), the Seller will transfer to the Buyer, 31,390,000 shares of the Company's common stock, which represents all of the Company's issued and outstanding shares, in consideration of $59,990 in cash, of which $40,000 has been received to date; the balance of $19,990 is to be paid at the Closing.

       The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

       The Company will not receive any proceeds as a result of the Buyer's acquisition of the shares from the Seller. The Company has provided certain standard representations and warranties about the Company to the Buyer in the Agreement, including without limitation, representations and warranties as regards the Company's organization and capital structure, legal compliance and accuracy of its books and records.

       The sale transaction is expected to close on or before March 10, 2011.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
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       On March 8, 2011, the board of  directors  of  the Company appointed Mr.
Antonio Beccari as its new Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and director pursuant to a written consent of directors, to be effective on March 10, 2011.

       Also on March 8, 2011, Mr. William Tay tendered his resignation as the Company's director, President, Secretary and Treasurer to be effective on March 10, 2011.

       Mr. Antonio Beccari shall serve as director of the Company until the next annual meeting of stockholders or until his prior death, resignation or removal.

       Mr. Antonio Beccari serves as Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer at the pleasure of the board of directors.

       ANTONIO BECCARI, age 57, has 30 years of professional experience primarily in the commerce and financial sectors, in particular for organizing sales networks in Italy for various industries. For many years, he has represented in Italy large German and Italian companies for creating and managing sales organizations.

       From 1991 to 1998 sales manager in Italy of Krupp/Domoferm GmbH, Germany. In this position he has created and managed the entire sales network in Italy for this German steelmaking group. The sales organization consisted of 110 persons including 220 authorized resellers.

       Since 2006 to present, President and CEO of Euramerica Energy Inc., a private oil and gas company committed to developing a gas property in Kansas.

       From 2004 to present, President of Interinvest, a financial consulting company for SMEs to whom is providing concrete support in every phase of business: from the preliminary consulting (definition of objectives, analysis, screening and due diligence) to assistance in the preparation, organization and development of company's plans. From 1998 to 2004 sales manager at Sella Consult SIM SPA a brokerage firm, subsidiary of Sella Bank, where he has direct an organization of fifty two professional Financial Consultants. He was responsible for the opening and managing five representation offices and two Financial Centers in north Italy. His organization generated deposits of over 160 million Euro.


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
       Mr. Beccari's background includes studies at Padua University (Italy) where he earned a degree in Political Science.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
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Exhibits
--------

    10.1 Stock Purchase Agreement between William Tay and Antonio Beccari, dated February 8, 2011

    99.1 Resignation Letter by William Tay and Board Resolutions






                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2011                      ACANTHA ACQUISITION CORP.
                                          (Registrant)




                                          By: /s/ William Tay
                                          ------------------------------------
                                          William Tay
                                          Chief Executive Officer, Chief
                                          Financial Officer, Secretary and a
                                          director